CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made as of this 4th day of January 2010, between Shrink Nanotechnologies, Inc., a Delaware corporation (the "Company"), and OTC Investor Source, Inc. (the "Consultant") and shall be effective upon execution by the Company and the Consultant (the "Effective Date").  The Company and the Consultant are collectively referred to herein as the “Parties.”

1.           Services.  The Consultant will provided investor relations, preparation and review of press releases, marketing, networking, market awareness programs, media placement, procurement of a third party research report on the Company’s technologies, creation of one or more corporate videos  (“Services”).  Consultant will provide consulting services, as reasonably requested by the Company and as the Consultant’s schedule permits.    Consultation may be sought by the Company over the telephone, in person, at the Company's offices or another reasonable location or through written correspondence.  Additionally, Consultant may be requested to attend, to the extent Consultant’s schedule permits, one or more in person meetings with other members of the Board or committees or advisory committees of the Board.  Notwithstanding the foregoing, no information, videos or presentations may be distributed or disseminated in private or public by Consultant, without review and written approval of the same by the Company, at its sole and absolute discretion. Any presentations shall also, without limitation, have such risk factors, disclosure and forward looking statement cautionary language as are required by the Company from time to time.

2.           Term and Termination.  The term of this Agreement will begin on the Effective Date of this Agreement and will end on the first year anniversary (based on a 360 day year containing four (4) ninety (90) day quarterly periods) of this Agreement or upon earlier termination as provided below (the "Term").  This Agreement may be terminated at any time upon sixty (60) days written notice by either party.  The Consultant agrees, following the termination of this Agreement or upon earlier request by the Company, to promptly return all financial information, due diligence, materials, agreements or agreement drafts, drawings, tracings, business models or plans or market information, vendor or vendee information, and all visual or written materials in the Consultant’s possession that were made available by the Company or its affiliates in conjunction with the Consultant’s consulting services under this Agreement, or that were generated by the Consultant in the performance of consulting services under this Agreement.

3.           Compensation.  Consultant shall receive stock based compensation upon entering into this Agreement of 1,740,000 shares (the “Shares”).

All shares are restricted and may only be issued in accordance with an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).  The Shares are being acquired on an as is basis from the Company.  The Company has made no, and currently makes no warranty or representation whatsoever as to the present or future value or liquidity levels of the Shares.  The parties acknowledge and agree that any presumed value provided on a 1099 or in similar tax documents or any dollar amount valuation of the Company or the Shares as indicated on the Company’s past or future SEC reports or financial statements, are not necessarily indicative of the present or future actual value of the Shares.

3.2.1           Consultant understands that any restricted shares, and the Shares and any securities issued in respect thereof, shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

3.3           Additional Success Fees.  The Consultant shall not receive any form of success or finance success based compensation finders or consulting fees and, shall not take any actions or act in any manner requiring FINRA registration.

3.4           Acknowledgement of Risks Relating to Shares.  Consultant understands and acknowledges that the shares being received are illiquid and do not vest for a period of time and certain shares are further subject to forfeiture if this Agreement is terminated prior to the end of any Term.  In addition, the securities of the Company are generally illiquid and subject a high degree of risk.  Consultant represents that it has the knowledge and experience to assess the nature of a risk relating to such shares.  Consultant understands therefore, that it is possible that he will not be able to monetize the value of the shares.  Additionally, and without limitation, Consultant acknowledges that:

3.4.1           the Shares are “restricted securities” (as such term is defined in Rule 144 promulgated under the Act (“Rule 144”), and that the Shares may include a restrictive legend, and, that the Shares may not be able to be sold unless registered with the United States Securities and Exchange Commission and qualified by appropriate state securities regulators, or unless the Consultant complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144);

3.4.2           Consultant has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares offered by the Seller of the size contemplated. The Consultant represents that he/she has read and reviewed all public filings made available by each Issuer, with the United States Securities Commission’s EDGAR filing service (www.sec.gov) and understands that each Issuer maintains questionable financial stability.  The Consultant represents that he/she is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment;

3.4.3           the Consultant is an “Accredited Investor” as defined in Regulation D of the Securities Act or the Consultant, and, directly or indirectly, has sufficient knowledge and experience in financial and business matters that the Consultant is capable of evaluating the merits and risks of an investment in the Shares offered by the Seller and of making an informed investment decision with respect thereto and has the capacity to protect the Consultant’s own interests in connection with the Consultant’s proposed investment in the Shares. Consultant is not acquiring the shares as part of a public solicitation or offering and is not acquiring said shares with intent to distribute the same;

3.4.4           The Consultant is acquiring the Shares solely for the Consultant’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares other than the Consultant and its principals.

3.4.5           The Consultant will not sell or otherwise transfer the Shares without registration under the Act or an exemption therefrom and fully understands and agrees that the Purchaser must bear the economic risk of their purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

4.           Certain Other Contracts.  Company is aware that Consultant is involved in several professional engagements with various commercial entities.  The Consultant will not disclose to the Company any information that the Consultant is obligated to keep secret pursuant to an existing confidentiality agreement with a third party or otherwise utilize sources that it is contractually prohibited from utilizing, and nothing in this Agreement will impose any obligation on the Consultant to the contrary.  The consulting work performed hereunder will not be conducted on time that is required to be devoted to any other third party. The Consultant shall not use the funding, resources and facilities of the any other third party to perform consulting work hereunder and shall not perform the consulting work hereunder in any manner that would give any third party rights to the product of such work.  The Consultant has disclosed and, during the Term, will disclose to the President of the Company any conflicts between this Agreement and any other relevant agreements binding the Consultant.

5.           [Omitted.]

6.           Inventions Discovered by the Consultant While Performing Services Hereunder. The Consultant will promptly and fully disclose to the President of the Company any invention, improvement, discovery, process, formula, technique, method, trade secret, or other intellectual property, whether or not patentable, whether or not copyrightable (collectively, "Invention") made, conceived, developed, or first reduced to practice by the Consultant, either alone or jointly with others, while performing services hereunder, whether for the Company or any subsidiary or affiliate of the Company.  The Consultant hereby assigns to the Company all of his right, title and interest in and to any such Inventions.  The Consultant will execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain, and enforce patents or copyrights in any and all countries on such Inventions.  The Consultant hereby irrevocably designates the Secretary of the Company as his agent and attorney-in-fact to execute and file any such document and to do all lawful acts necessary to apply for and obtain patents and copyrights, and to enforce the Company's or any subsidiary’s or affiliates’ rights under this paragraph. This Section 6 will survive the termination of this Agreement.

7.           Confidentiality.

7.1           The Consultant acknowledges that, during the course of performing his services hereunder, the Company (which, for purposes of this Section 7 shall be deemed to be defined as the Company and any subsidiary of the Company) will be disclosing information to the Consultant, and the Consultant will be developing information related to the Company’s business and marketing plans, Inventions, projects, products, potential customers, personnel, business plans, and finances, as well as other commercially valuable information (collectively "Confidential Information").  The Consultant acknowledges that the Company's business is extremely competitive; dependent in part upon the maintenance of secrecy, and that any disclosure of the Confidential Information would result in serious harm to the Company.  The Consultant agrees that the Confidential Information will be used by the Consultant only in connection with consulting activities hereunder, and will not be used in any way that is detrimental to the Company.  The Consultant agrees not to disclose, directly or indirectly, the Confidential Information to any third person or entity, other than representatives or agents of the Company.  The Consultant will treat all such information as confidential and proprietary property of the Company.  The term "Confidential Information" does not include information that (i) is or becomes generally available to the public other than by disclosure in violation of this Agreement, (ii) was within the relevant party's possession prior to being furnished to such party, (iii) becomes available to the relevant party on a non-confidential basis, or (iv) was independently developed by the relevant party without reference to the information provided by the Company.  The Consultant may disclose any Confidential Information that is required to be disclosed by law, government regulation or court order. If disclosure is required, the Consultant will give the Company advance notice so that the Company may seek a protective order or take other action reasonable in light of the circumstances.  Upon termination of this Agreement, the Consultant will promptly return to the Company all materials containing Confidential Information as well as data, records, reports and other property, furnished by the Company to the Consultant or produced by the Consultant in connection with services rendered hereunder, together with all copies of any of the foregoing. Notwithstanding such return, the Consultant shall continue to be bound by the terms of the confidentiality provisions contained in this Section 7 after the termination of this Agreement.

7.2           If the Consultant has a conflict of interest, or potential conflict of interest, with respect to any matter, he shall excuse himself from the discussion of such matter and at the time of the execution of this Agreement, Consultant shall disclose and describe all potential conflicts of interest that may arise from the execution of this Agreement with respect to prior engagements Consultant is a party to.

8.           Acknowledgments and Assent.  The Parties acknowledge that they have been given at least seven (7) days to consider this Agreement and that they were advised to consult with an independent attorney prior to signing this Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Agreement.  The Parties may revoke this Agreement for a period of three (3) calendar days after signing this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this three (3) day revocation period.  The Parties agree that they have read this Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

9.           Use of Name. It is understood that the name of the Consultant will appear in disclosure documents required by securities laws, and in other regulatory, administrative filings and public relations materials in the ordinary course of the Company's business. The above-described uses will be deemed to be acceptable uses.

10.           No Conflict: Valid and Binding. The Consultant represents that neither the execution of this Agreement nor the performance of the Consultant's obligations under this Agreement will result in a violation or breach of any other agreement by which the Consultant is bound. The Company represents that this Agreement has been duly authorized and executed and is a valid and legally binding obligation of the Company, subject to no conflicting agreements.

11.           Notices. Any notice provided under this Agreement shall be in writing and shall be deemed to have been effectively given (i) upon receipt when delivered personally, (ii) one day after sending when sent by nationally recognized overnight courier mail service (such as Federal Express), or (iii) 5 days after sending when sent by regular mail to the following address, return receipt requested:

In the case of the Company:	In the case of the Consultant:

Shrink Nanotechnologies, Inc.	Attention: Ben Port , Nevada 89149
2038 Corte del Nogal, Suite 110
Carlsbad, California 92011
760-804-8844 ext 206

or to other such address as may have been designated by the Company or the Consultant by notice to the other given as provided herein.

12.           Independent Contractor: Withholding. The Consultant will at all time be an independent contractor, and as such will not have authority to bind the Company.  The Parties acknowledge that this Agreement is not a contract within the meaning of Section 2750 of the California Labor Code, and the Consultant is not an employee of the Company for any purpose under the California Labor Code.  Consultant will not act as an agent nor shall he be deemed to be an employee of the Company for the purposes of any employee benefit program, unemployment benefits, or otherwise. The Consultant recognizes that no amount will be withheld from his compensation for payment of any federal, state, or local taxes and that the Consultant has sole responsibility to pay such taxes, if any, and file such returns as shall be required by applicable laws and regulations. Consultant shall not enter into any agreements or incur any obligations on behalf of the Company.

13.           Assignment.  Due to the personal nature of the services to be rendered by the Consultant, the Consultant may not assign this Agreement. The Company may assign all rights and liabilities under this Agreement to a subsidiary or an affiliate or to a successor to all or a substantial part of its business and assets without the consent of the Consultant. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each of the heirs, assigns and successors of the respective parties.

14.           Severability.  If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and the remaining provisions shall continue in full force and effect.

15.           Indemnification. Consultant agrees to indemnify, hold harmless, reimburse and defend the the Company and each of their respective officers, directors, agents, affiliates, members, managers, control persons, and principal shareholders (each, together with the Company, an “Indemnified Party”), against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon: (i) any act by the Consultant of fraud or violation of state or federal law causing any Claim (as hereinafter defined) or investigation on or against an Indemnified Party; (ii) any intentional or fraudulent material misrepresentation by the Consultant or intentional or fraudulent breach of any representation or warranty by the Consultant in this Agreement document prepared by the Consultant for use by the Company or third parties; or (iii) after any applicable notice and/or cure periods, any material breach or default in performance by the Consultant of any covenant or undertaking to be performed by the Consultant  hereunder.

If any claim, suit, action or other proceeding to which the indemnity set forth herein applies (“Claim”) is brought against the Company an Indemnified Party, such Indemnified Party shall give the Consultant prompt notice of such Claim, and the Consultant shall have the right, at its own expense, to participate in or assume, with the consent of the Indemnified Party (such consent not to be unreasonably withheld), the defense of such Claim, provided that, the Consultant shall use counsel reasonably acceptable to the Indemnified Party in defending such Claim.

16.           Remedies. The Consultant acknowledges that the Company would have no adequate remedy at law to enforce Sections 3, 4, 5, 6, 7, and 15 hereof.  In the event of a violation by the Consultant of such Sections, the Company shall have the right to obtain injunctive or other similar relief, as well as any other relevant damages, without the requirement of posting bond or other similar measures.  In the event any dispute is asserted by the Company as to the Services, the Company may issue a stop order with the Company’s stock transfer agent, for all or a portion of the shares issued without the requirement that a bond be posted therefore.  In such connection, Consultant waives any obligation of Company to post a bond as to such stop order and, will not contest any efforts or application of the Company to take such action without the requirement of posing a bond.  Notwithstanding the foregoing, in the event Consultant does not provide the Services and related report at the times contemplated hereby, then the Company shall be entitled to terminate this Agreement and seek damages not to exceed return of the shares, or, if transferred, the value thereof.  (i.e. liquidated damages shall be limited to return of the shares or, the value thereof based on current market prices).

17.           Governing Law; Entire Agreement; Amendment. This Agreement shall be governed by the laws of the State of California applicable to agreements made and to be performed within such State, represents the entire understanding of the parties, supersedes all prior agreements between the parties (other than the previously existing confidentiality agreement executed by Mr. Port, individually which shall also remain in effect), and may only be amended in writing.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   Consultant
Shrink Nanotechnologies, Inc.                                                                           OTC Investor Source, Inc.

____________________________                                                                _____________________________
By: Mark L. Baum                                                                                                  By: Ben Port
Its: CEO                                                                                                                   Its: CEO